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                                                                      Exhibit 21


                             EQUISTAR CHEMICALS, LP
                                  SUBSIDIARIES

Name                                                          Type of Entity            Jurisdiction
----                                                          --------------            ------------
Equistar Mont Belvieu                                         corporation               Delaware
Equistar Polyproylene, LLC                                    limited liability         Delaware
Equistar Funding Corporation                                  corporation               Delaware
Equistar Chemicals de Mexico, Inc.                            corporation               Delaware
PD Glycol                                                     corporation               Texas
Equistar Funding, LLC                                         limited liability         Delaware
Equistar Transportation Company, LLC                          limited liability         Delaware
Quantum Pipeline Company                                      corporation               Illinois
EC Plastics Unlimited Liability Company                       unlimited liability       Delaware
Equistar Bayport, LLC                                         limited liability         Delaware
Equistar Receivables, LLC                                     limited liability         Delaware